SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report: May 8, 2002

Empire Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of other jurisdiction of incorporation)

0-28934	81-0512374
(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 1099
123 South Main Street
Livingston, MT 59047
(Address of principal executive offices)

Registrant's telephone number (including area code): (406) 222-1981


Item 5. Other Events

        Empire Federal Bancorp, Inc. announced today the termination of the Agreement and Plan of Merger ("Agreement") by which Empire Federal proposed to acquire Montana First National Bancorporation and its subsidiary, Montana First National Bank, located in Kalispell, Montana.

        The transaction was terminated because Montana First National was not able to obtain a fairness opinion from its financial advisor as required by the terms of the Agreement.

        For information regarding the terms of the proposed transaction, reference is made to the press release, attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (c)     Exhibits

                  99         Press Release dated May 8, 2002.


SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                                            EMPIRE FEDERAL BANCORP, INC.

DATE: May 8, 2002                                                            /s/William H. Ruegamer
                                                                                            William H. Ruegamer
                                                                                            President and Chief Executive Officer


Exhibit 99

Press Release dated May 8, 2002


EMPIRE FEDERAL ANNOUNCES TERMINATION OF ITS
PROPOSED ACQUISITION OF FIRST NATIONAL BANCORPORATION

        LIVINGSTON, MONTANA -- May 8, 2002 -- Empire Federal Bancorp, Inc. (Nasdaq: EFBC) announced today the termination of the merger agreement in connection with its proposed acquisition of Montana First National Bancorporation and its subsidiary Montana First National Bank, located in Kalispell, Montana. The transaction was terminated because Montana First National was not able to obtain a fairness opinion from its financial advisor as required by the terms of the merger agreement.

        Empire Federal is the holding company for Empire Bank, which is a community oriented financial institution that operates full-service offices in Livingston, Big Timber, Bozeman, Billings and Missoula, Montana.  As of December 31, 2001, Empire Federal had total assets of $174.9 million, total deposits of $126.9 million and stockholders' equity of $28.9 million.

CONTACT:     Empire Federal Bancorp
                        William H. Ruegamer, 406-222-1981
